                                                                    EXHIBIT 10.3

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into and is effective as of the 7th day of May, 1996 (the "Effective Date"), by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation ("Seller"), and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Purchaser").

                                    Recitals

         A. Seller is the owner of the Property (as defined below).

         B. Upon the satisfaction of, and subject to, the terms and conditions set forth in this Agreement, Seller has agreed to sell the Property to Purchaser, and Purchaser has agreed to purchase the Property from Seller.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as set forth below.

         1. Purchase and Sale of the Property. Subject to and in accordance with the terms and conditions contained in this Agreement, Seller agrees to sell, assign, convey, and transfer to Purchaser the following real and all Seller's right, title and interest in and to personal property (collectively referred to herein as the "Property"), and Purchaser hereby agrees to purchase and accept the Property:

            (a) Land. Subject to nondelinquent general and special real estate taxes and assessments, and all matters of record or apparent from an inspection or survey which were not objected to pursuant to Section 5(c) of this Agreement, fee title to that certain real property located at 1805, 1811, 1817, 1833 and 1905 Riverview Drive, in the City of San Bernardino, State of California, which real property is more particularly described in Exhibit "A" (the "Land").

            (b) Improvements. Those certain fixtures and improvements located on the Land and generally described on Exhibit "B" hereto and all equipment and facilities used in connection therewith (collectively, the "Improvements"), it being understood and agreed, however, that Purchaser shall not have the right, pursuant to this Agreement, to purchase any of such fixtures and improvements as shall be the property of the tenants of the Property (the "Tenants") under the Leases (as defined below).

            (c) Personalty. That certain personal property of Seller which is located on or in the Land or the Improvements and which is described on Exhibit "B" attached hereto (collectively, the "Personalty"), it being understood and agreed that Purchaser shall not have the right, pursuant to this Agreement, to purchase any personal property on the Improvements which is the personal property of the Tenants pursuant to the Leases.

            (d) Appurtenances. All rights, privileges and easements appurtenant to the Land, all development rights and air rights relating to the Land and any and all easements, rights-of-way and other appurtenances used in connection with the beneficial use and enjoyment of the Land.

            (e) Leases. All leases, subleases, licenses, concessions, and other forms of agreement, granting to any party or parties the right of use or occupancy of any portion of the Land and/or Improvements, and all renewals, modifications, amendments, guarantees, and other agreements affecting the same (together the "Leases").

            (f) Awards. All right, title and interest to any unpaid awards for damages to the Land and/or Improvements resulting from any taking in eminent domain or by reason of change of grade of any street accruing after closing of the purchase and sale pursuant to this Agreement.

            (g) Intangible Property. Except the name of the Seller or affiliated entities, all of the interest of Seller in any intangible property now or hereafter owned by Seller and used or designed for use in connection with the Land, Improvements and/or Personalty, and any contract or lease rights, licenses, permits, certificates of occupancy, franchises, agreements, utility contracts, unexpired claims, warranties, guaranties and sureties belonging to Seller, or other rights relating to the ownership, development, construction, design, use and operation of the Land and/or Improvements (together "Intangible Property"), so long as and to the extent that said Intangible Property may be transferred or assigned, and excluding, however, any refunds of taxes paid by Seller or Seller's predecessor-in-interest, prior to close of the purchase and sale pursuant hereto (without regard to when such refunds are received).

         2. Opening of Escrow and Deposit.

            (a) Concurrently with its execution of this Agreement, Purchaser shall open an escrow (the "Escrow") with First American Title Insurance Company ("Escrow Agent") by delivering to Escrow (with a copy to Seller), an executed copy of this Agreement, and a deposit in the form of cash in the amount of One Hundred Thousand Dollars ($100,000.00). Upon the satisfaction or waiver by Purchaser of the contingencies set forth in Section 5 of the Agreement, Purchaser shall deposit into

Escrow in the form of cash an additional amount of One Hundred Thousand Dollars ($100,000.00) (such deposits, together with all interest accrued thereon, are collectively referred to herein as the "Deposit"). Escrow Agent shall retain possession of the Deposit until delivery or return thereof is permitted or required under this Agreement. The Deposit shall be deposited by Escrow Agent in an interest-bearing account with the interest thereon to be disbursed to Buyer. Seller and Purchaser shall execute, if requested by Escrow Agent, additional escrow instructions not inconsistent with the provisions of this Agreement, and upon execution thereof by both Seller and Purchaser, such escrow instructions shall be deemed to be a material part of this Agreement.

            (b) Purchaser understands, acknowledges and agrees that, upon expiration of the Investigation Period (as defined below) without cancellation of the Escrow by Purchaser, the Deposit shall immediately become non-refundable (except upon Default by Seller or the failure of any of Purchaser's conditions), shall immediately be deemed to have been fully earned by Seller (except upon Default by Seller or the failure of any of Purchaser's conditions), and shall be immediately delivered by Escrow Agent to Seller if Purchaser shall fail to close hereunder on or before the Outside Closing Date (as defined below for any reason other than a Default by Seller or a failure of any of Purchaser's conditions). If Purchaser provides written notice to Seller, during the Investigation Period, of Purchaser's cancellation of the Escrow, then Escrow Agent shall return the Deposit to Purchaser upon receipt of written verification from Seller that Purchaser has complied with its obligations hereunder with respect to cancellation of Escrow during the Investigation Period (which Seller hereby covenants to promptly provide if such is the case), and net only of Purchaser's share of the costs and expenses of Escrow. If the purchase and sale shall close pursuant to this Agreement, the Deposit shall be credited against the Purchase Price (as defined below) at the close of Escrow.

            (c) The Escrow shall close, as evidenced by recordation of a Grant Deed in accordance herewith (the "Closing"), on or before the earlier of (i) the date which is fifteen (15) days after the satisfaction or waiver by Purchaser of the contingencies set forth in Section 5 of this Agreement, or (ii) the date which is forty-five (45) days after the date that Escrow is opened (with the last day of such forty-five (45) day period being referred to as, the "Outside Closing Date"). If Purchaser does not cancel the Escrow during the Investigation Period, and Escrow thereafter fails to close on or before the expiration of the Outside Closing Date, for any reason, then (i) this Agreement shall terminate and, except for provisions which expressly survive a termination, neither party shall have any further obligation to the other hereunder; and (ii) Escrow shall be canceled and the Deposit shall be distributed to Seller; provided, however, that if Escrow fails to close on or before the Outside Closing Date due solely to a default by Seller or the failure of any of Purchaser's conditions, then the Deposit shall be distributed to Purchaser.

         3. Purchase Price. The "Purchase Price" for the Property shall be Six Million Three Hundred Seventy-Five Thousand and 00/100 Dollars ($6,375,000.00), payable all cash and in immediately available funds, and otherwise in accordance with the terms and conditions contained in this Agreement.

         4. Prorations. The following items shall be prorated as of the date of Closing (the "Closing Date") and such prorations shall be reflected on the settlement statements prepared by Escrow Agent on the Closing Date and shall serve to adjust the Purchase Price. Such prorations shall be made on the basis of a 365-day year, as of 12:01 a.m. on the Closing Date.

            (a) Revenues. All rentals, receipts and other revenues from the Property which have been actually received by Seller and which are allocable to the period from and after the Closing Date shall be credited to Purchaser. Purchaser shall be entitled to collect all rentals, receipts and other revenues from the Property which are delinquent or due on or after the Closing Date and Seller shall take no action in connection therewith except to the extent permitted in Section 3, of the Bill of Sale as defined in Section 8(b). All rentals, receipts, and other revenues from the Property collected by Purchaser shall be credited first to currently due charges and then to delinquent charges in the inverse order of their maturity. Any such delinquent rentals, receipts, and other revenues from the Property which, based on such order of allocation, relate in whole or part to any period prior to the Closing Date shall be remitted by Purchaser to Seller when collected by Purchaser (net only of Purchaser's proportionate share of any reasonable collection expenses actually incurred by Purchaser).

            (b) Property Taxes. All real property taxes for the year in which the Closing Date falls ("Closing Year") which are due and payable on or before the Closing Date and all real property taxes for years prior thereto shall be paid by Seller on or before the Closing Date, and prorated as of the Closing Date (on the basis of the portion of the Closing Year which falls after the Closing Date, and based upon the most recent assessment and levy). The real property taxes for the Closing Year shall be adjusted between Seller and Purchaser promptly upon receipt by Purchaser of the actual bills for such taxes. Seller shall be entitled to retain for its own account any and all refunds (whenever received) of taxes and assessments paid by Seller which relate to the period prior to the Closing Date, and Purchaser shall be entitled to retain for its own account any and all refunds (whenever received) on account of taxes or assessments which relate to the period on or after Closing Date, including without limitation, any of the same that shall result from pending property tax appeals relating to the Property or the personalty associated therewith.

            (c) Assessments. All assessments, special assessments and other like charges imposed against the Property, or any part thereof, by reason of roadways, utility lines, streets, alleys or other improvements in existence, under construction or planned as of the Closing Date shall be prorated to such date. All such assessments, special assessments and other charges affecting the Property and payable after the Closing Date shall be the sole responsibility of Purchaser. All pending refunds of assessments paid by Seller prior to the Closing Date shall be retained by Seller except to the extent credited to Seller through these prorations, in which case they shall be retained by Purchaser.

            (d) Security Deposits. All security and other deposits, if any, including any accrued interest thereon if such interest is required to be remitted to tenants pursuant to their respective leases, held by Seller on the Closing Date on behalf of any tenant under any Leases shall be credited to Purchaser, and Escrow shall deliver a notice to the Tenants, in the form of Exhibit "C" attached hereto, advising Tenants that: (1) Purchaser has purchased the Property, (ii) the security deposit, if any, has been delivered to Purchaser in connection with such sale, and (iii) Seller is relieved of any and all liability for any such security deposit.

            (e) Utility Charges. Prepaid water, sewer, and other utility charges allocable to the period from and after the Closing Date shall be credited to Seller, and accrued water, sewer, and other utility charges shall be credited to Purchaser.

            (f) Service Contracts. Prepaid charges in connection with any Service Contracts (as defined below) which Purchaser assumes pursuant hereto, and any licenses or permits issued in connection with the Property shall be credited to Seller. Accrued charges in connection with such Service Contracts, licenses or permits shall be credited to Purchaser.

         If any of the prorations described in this Section 4 cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably possible thereafter and either party owing the other party a sum of money based on such subsequent prorations shall promptly pay said sum to the other party. If either party owing funds to the other after the Closing Date pursuant to this Section does not remit them within thirty (30) days after demand therefor (which demand shall also include invoices or other appropriate documentation in support thereof), such funds shall thereafter bear interest at a "Default Rate" equal to five percent (5%) above the highest rate as announced from time to time by Chase Manhattan Bank, N.A. at its principal office in New York City as its "prime rate," as the same shall fluctuate from day to day, or, if lesser, the maximum rate permitted by law.

         5. Due Diligence Investigation Period.

            (a) Due Diligence Materials. Within three (3) days after the opening of Escrow, without any representation or warranty as to accuracy or completeness except as expressly set forth herein, and only to the extent within the physical possession of Seller, Seller shall, at its option, deliver to Purchaser or make available for inspection (and copying) by Purchaser, at the Property and/or the offices of Seller, the following items:

                (i) A current ALTA preliminary title report or commitment issued by First American Title Insurance Company ("Title Company"), together with all documents which constitute the exceptions to tide as described in the preliminary title report (the "Preliminary Report").

                (ii) Operating statements for the property, identifying all income collected and operating expenses paid for the past 12-month period.

                (iii) Rent roll for the property for the preceding 12-month period.

                (iv) Copies of real and personal property tax bills for the preceding 12-month period.

                (v) Copies of all utility bills for the preceding 12-month period.

                (vi) Copies of available plans and specifications as used for the construction of the project.

                (vii) Copies of all "Service Contracts" (hereinafter defined) and employment contracts.

                (viii) All tenant leases and amendments or modifications thereof in effect, and any records of tenant financial statements, credit reports, and other financial information, and tenant lease files.

                (ix) Summary of all tenant leases, financial statements, insurance policies and related materials including lease terms, rental rates, CPI increases, renewal options, expense stops, all deposits, tenant names, unit numbers and dates of execution of leases.

                (x)    A form of estoppel certificate for all leases.

                (xi)   The existing ALTA survey of the Property.

                (xii) Copies of all existing environmental, structural, soil, and other reports covering the Property.

                (xiii) Copies of all permits, licenses, variances, certificates of occupancy and other governmental authorizations affecting the Property.

                (xiv) Any offsite improvement or utility bonds related to the Property.

                (xv) Copies of all primary insurance policies covering the Property and the claims history.

                (xvi) All pleadings in the case described in Section 3(b) of the Bill of Sale.

            (b) Investigation Period. During the first thirty (30) days after the opening of Escrow, and terminating as of 5:00 p.m. on such thirtieth (30th) day (the "Investigation Period"), Purchaser may, subject to the conditions set forth in this Agreement, investigate any and all aspects of the Property. During the Investigation Period, Seller, at no cost or expense, shall reasonably cooperate with Purchaser to the extent Seller's cooperation is required for Purchaser to obtain public information pertaining to the Property from governmental agencies. If, in Purchaser's sole discretion, Purchaser disapproves of any aspect of the Property during the Investigation Period, Purchaser may cancel the Escrow by Notice to Seller delivered to Seller and effective on or before the last day of the Investigation Period. If Purchaser does not cancel Escrow during the Investigation Period, Purchaser shall be unconditionally obligated to purchase the Property without any contingencies except for the Purchaser's conditions set forth below. Upon the termination of the Investigation Period without cancellation by Purchaser as permitted under the Agreement, the Deposit shall be non-refundable in favor of Seller except in the case of a Seller's Default or failure of a Purchaser's condition. If Escrow is canceled during the Investigation Period in accordance herewith, Purchaser shall deliver to Seller, for retention by Seller, all information, studies, reports obtained or made by Purchaser or its agents relating to the Property, to the extent Purchaser is reimbursed therefor by Seller, and Escrow Agent shall refund the Deposit to Purchaser, net only of Purchaser's share of costs and expenses of the Escrow.

            (c) Title. Not later than the fifth (5th) day prior to the end of the Investigation Period, Purchaser may provide Notice to Seller that Purchaser disapproves of one or more matters affecting title to the Property and request that Seller correct such deficiency. All matters affecting title to the Property which are not disapproved by Purchaser on or before such fifth (5th) day prior to the end of the Investigation Period shall be deemed to be "Permitted Exceptions" for the purposes of this Agreement. In the event Seller receives no such Notice, all matters affecting title to the Property shall be deemed Permitted Exceptions if Purchaser fails to cancel Escrow on or before the expiration of the Investigation Period. If Purchaser timely objects to a title matter, Seller shall, in the exercise of its sole discretion, at least three (3) days prior to the end of the Investigation Period, advise Purchaser whether Seller intends to correct the title objection or provide endorsement coverage with respect thereto prior to the close of Escrow. If Seller elects not to correct the deficiency, or if Seller provides no Notice to Purchaser (in which event Seller shall be deemed to have elected not to correct the deficiency), Purchaser shall be required, to either waive its objection or cancel Escrow on or before the expiration of the Investigation Period. Subject to any deficiency which Seller has agreed to correct prior to the close of Escrow, if Purchaser does not cancel Escrow during the Investigation Period, Purchaser shall be deemed to have waived its previous objections to matters affecting title to the Property, and such objections shall thereafter be deemed included in the "Permitted Exceptions." Anything contained herein to the contrary notwithstanding and notwithstanding any failure to object or deemed approval by Purchaser hereunder, except for real estate taxes not yet due or payable, Seller shall cause all mortgages, deeds of trust and other monetary encumbrances (collectively, "Liens"), including without limitation all mechanics' liens, to be released and reconveyed from the Property on or prior to the Closing. Provided, however, Seller shall not cause to be released or reconveyed any Liens disputed in good faith by Seller in which case Seller shall cause First American to insure over the Lien.

            (d) Purchaser's Right of Entry. Purchaser shall have the right to enter the Property during the Investigation Period to conduct, at Purchaser's cost, expense and liability, the following studies or inspections: (i) a market and neighborhood analysis; (ii) a complete financial analysis of the Property;
(iii) subject to the rights of Tenants, physical inspections and structural analysis of the Improvements; (iv) soils, geology and environmental studies (subject to the restrictions set forth in the Entry Permit); (iv) an architectural inspection of the Property; and (v) such other studies or inspections as Purchaser may desire. Prior to entering the Property for any purpose or at any time, Purchaser shall execute and deliver to Seller an Entry Permit in the form of Exhibit "D" attached hereto, and shall first make arrangements with Seller as to the purpose of the requested entry onto the Property, and a mutually convenient date and time. Seller will arrange for Purchaser's representatives to have reasonable access to the Property, as well as cooperate in notifying Tenants of Purchaser's inspection thereof. Without limiting the provisions of the Entry Permit attached hereto, Purchaser hereby agrees to defend, indemnify, and hold harmless Seller from and against any and all losses, liabilities, damages, liens, claims, demands, costs and expenses arising out of or related to Purchaser's activities on the Property. Purchaser's maximum liability under this indemnity with respect to property damage (the "Property Indemnity"), excluding bodily injury in which no limitation on time or amounts shall apply, shall be $1,000,000.00 and the Property Indemnity shall terminate eighteen (18) months after the Closing or the termination of this Agreement, whichever is first.

            (e) ALTA Survey. Purchaser may cause to be prepared a current ALTA survey; provided, however, that if Purchaser cannot obtain the survey prior to the expiration of the Investigation Period, Purchaser must either cancel Escrow, or proceed to purchase the Property with a general survey exception in Purchaser's ALTA title insurance. In the event Purchaser elects to cause a survey to be prepared, Purchaser shall deliver a full-sized, blue-line copy of the survey to Seller. The cost of any survey shall be borne by Purchaser.

         6. Leases and Contracts.

            (a) Schedule of Leases and Service Contracts. Seller represents and warrants that the Rent Roll attached hereto as Exhibit "E-1" (the "Rent Roll") correctly shows as of the date set forth therein, all of the Leases and the rental currently required to be paid with respect thereto. Seller represents and warrants that, to Seller's knowledge, the Service Contract schedule attached as Exhibit "E-2" lists all Service Contracts (as defined below) entered into by Seller with respect to the Property, and not heretofore terminated. During the Escrow, Seller shall maintain the Property in accordance with its obligations as the landlord under the current Leases of the Property.

            (b) Bill of Sale and Assignment Agreement. On the Closing Date, Seller shall assign to Purchaser, the Personalty and the Intangible Property, and Seller shall assign to Purchaser and Purchaser shall assume, all of Seller's rights and obligations under the Leases and Service Contracts pursuant to the Bill of Sale and Assignment (as defined below) and under the Service Contracts.

            (c) Limitation on Leasing. Seller shall not modify any of the Leases or enter into any new Leases after the date of this Agreement without the prior written consent of Purchaser, which shall not be unreasonably withheld. If any commission or tenant improvement cost or allowance remains outstanding or unpaid at the Closing on account of any Lease shown on the Rent Roll (including but not limited to the lease to the County of San Bernardino for Suite "D" at 1833 Riverview Drive dated February 28, 1996 and all expansions and renewal thereof (collectively, the "County Lease")), Seller shall either pay such commission or tenant improvement cost or allowance or provide Purchaser with a credit toward the Purchase Price therefor; provided, however, that Purchaser shall pay the cost of tenant improvements, including but not limited to the general contractor and construction management fees, which shall be paid to ARES, Inc., design fees and any leasing commission due to an outside broker in connection with the County Lease, but not any such amounts due Seller, ARES, Inc., or any affiliate of either of them in excess of market. At the Closing, any tenant improvement allowance or commissions, in connection with any lease (other than the County Lease) entered into with a tenant when the tenant's rent increases the amount of total rent shown on the Rent Roll shall be prorated so that Purchaser pays or is charged with the Reimbursement Amount and Seller pays or is charged with the balance. The Reimbursement Amount due at Closing shall equal the total commissions and tenant improvements paid multiplied by the number of months remaining on the term of the lease and divided by the total term of the lease, in each case exclusive of any unexercised options to renew or extend the term, and multiplied by a fraction, the numerator of which is the portion of such rent which so represents an increase in the total rent shown on the Rent Roll and the denominator of which is the total rent under such lease. Purchaser's consent shall be conclusively presumed to be granted ten (10) business days after a copy of such proposed new lease or Lease modification is delivered to Purchaser, unless Purchaser objects in writing listing the specific, and reasonable basis, for such objection within such ten (10) day period.

            (d) Contracts. Seller shall not, after the date of Seller's execution of this Agreement, enter into any Service Contract affecting the Property, or any amendment thereof, or waive, compromise or settle any rights of Seller under any Service Contract, or terminate any Service Contract, without in each case obtaining Purchaser's prior written consent thereto. Seller shall terminate prior to Closing, at no cost or expense to Purchaser, any Service contract disapproved by Purchaser during the Investigation Period, including without limitation all property management and listing agreements; provided, however, that with respect to any contract which is terminable on 30 days or less notice, Seller's duty shall be limited to giving notice of termination as far as in advance of Closing as is practical after the end of the Investigation Period.

            (e) Maintenance of the Property and Property Personnel. Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear and, subject to Paragraph 13 below, damage due to casualty excepted, shall perform all work required to be performed by the landlord under the terms of any Lease, and shall make all repairs, maintenance and replacements of the Improvements and Personal Property and otherwise operate the Property in the same manner as before the making of this Agreement, as if Seller were retaining the Property. After full execution of this Agreement and until the Closing, Seller shall maintain all existing personnel on the Property in their current employment positions at not less than their current rate of compensation.

            (f) Management. Without limiting the effectiveness of the foregoing provisions or the other provisions of this Agreement with respect to such Service Contracts, in the event of the Closing of the purchase of the Property, Purchaser shall not retain the existing employees and management agents of Seller for the Property, and, accordingly, on the Closing, Seller shall (i) cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Purchaser, and (ii) remove all employees and management personnel from the Property.

         7. Conditions Precedent to Closing.

            (a) Purchaser's Conditions. The closing of the purchase of the Property on the Closing Date and Purchaser's obligation to acquire the Property shall, in addition to any other conditions set forth herein, be conditional and contingent upon satisfaction, or waiver by Purchaser, of each and all of the below listed conditions (collectively the "Purchaser's Conditions"):

                (i) Title. Title Company shall be unconditionally obligated to deliver to Purchaser, at Seller's expense, an ALTA extended owner's policy of title insurance Form B (10/17/70) (the "Title Policy") dated as of the Closing Date in the amount of the Purchase Price showing fee title to the Land vested in Purchaser, subject only to the Permitted Exceptions with such endorsements as Purchaser may reasonably require (the "Endorsements") during the Investigation Period. In no event, however, shall the failure to obtain a survey which may be required to obtain the Title Policy delay the Closing and Purchaser agrees to accept the Title Policy with all exceptions required by First American in the absence of a survey.

                (ii) Personal Property. The Property shall include those items described on Exhibit "B" hereto, subject only to changes relative to use and consumption thereof during the ordinary course of business while this Agreement is in effect.

                (iii) Compliance with Agreement. Seller shall have substantially performed and complied with all of its covenants and conditions contained in this Agreement.

                (iv) Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be confirmed as true and correct to the best of Seller's knowledge, information and belief, as of the Closing Date.

                (v) Condition. The physical condition of the Property shall be substantially the same on the day of Closing as on the date of Purchaser's execution of this Agreement, reasonable wear and tear and loss by casualty (subject to the provisions of Paragraph 13 below) excepted.

                (vi) Litigation. As of the Closing Date, there shall be no litigation or administrative agency or other governmental proceeding of any kind whatsoever, pending which after Closing would materially adversely affect the value of the Property or the ability of Purchaser to operate the Property in the manner in which it is currently being operated, and no proceedings shall be pending which could or would cause the redesignation or other modification of the zoning classification of, or of any building or environmental code requirements applicable to, any of the Property.

                (vii) Rent Roll. Seller shall have provided Purchaser with an updated Rent Roll three (3) business days prior to Closing, which updated Rent Roll must not indicate any material adverse change from the Rent Roll last approved by Purchaser. Seller shall specifically identify any changes from the most recently approved Rent Roll, and Purchaser shall have performed a closing audit which confirms the updated Rent Roll; provided however such audit may not delay the Closing.

                (viii) No Change in Information. There shall have been no material adverse change in or addition to the information or items reviewed and approved by Purchaser during the Investigation Period.

                (ix) Estoppels. Purchaser's review and approval of estoppel certificates covering all rentable space within the Property. Seller shall use good faith efforts to obtain and deliver to Purchaser tenant estoppel certificates in form and substance satisfactory to Purchaser from any and all tenants occupying any portion of the Property (collectively, "Tenants"). Certificates substantially in the form attached hereto as Exhibit "G" shall be deemed acceptable to Purchaser. Said certificates shall be delivered at least five (5) days prior to Closing and shall be dated no earlier than fifteen (15) days prior to the Closing Date. For any tenant that Seller is not able to deliver a tenant estoppel certificate, Seller shall deliver to Buyer a landlord's estoppel certificate addressing those items in the missing tenant's estoppel; provided, however, that Buyer shall not be obligated to accept or approve any estoppel provided by Seller if Buyer has reason to believe any statement contained therein would be disputed or denied by the applicable Tenant; and provided further, however, that a Seller's estoppel shall not be acceptable for Rogers Binding, Inc. or for tenants representing more than twenty percent (20%) in the aggregate, of the rental income of the property.

            (b) Seller's Conditions. The closing of the purchase of the Property on the Closing Date and Seller's obligation to sell and convey the Property shall, in addition to any other conditions set forth herein, be conditional and contingent upon satisfaction, or waiver by Seller, of each and all of the below listed conditions (collectively the "Seller's Conditions"):

                (i) Title. The Title Company is prepared to issue, as of the Closing Date, a standard coverage policy of title insurance in the amount of the Purchase Price showing fee title to the Land vested in Purchaser, subject only to the Permitted Exceptions.

                (ii) Compliance with Agreement. Purchaser shall have substantially performed and complied with all of its covenants and conditions contained in this Agreement.

                (iii) Accuracy of Representations and Warranties. All representations and warranties of Purchaser contained in or made pursuant to this Agreement shall be confirmed as true and correct to the best of Purchaser's knowledge, information and belief, as of the Closing Date.

         8. Closing Documents. On or before the Closing Date, Seller shall deliver to Escrow Holder the following fully- executed documents and/or items, acknowledged where appropriate (together referred to herein as the "Closing Documents"):

            (a) Deed. A Grant Deed, in the form attached as Exhibit "I" (the "Deed"), conveying title to the Land and Improvements to Purchaser, subject to general and special real estate taxes and assessments, and all matters of record or apparent from an inspection or survey;

            (b) Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption agreement in the form attached as Exhibit "J" (the "Bill of Sale and Assignment") (I) conveying title to the Personalty to Purchaser, (ii) assigning to Purchaser Seller's interest in all Leases and an assumption thereof by Purchaser, (iii) assigning to Purchaser, Seller's interest in all written or oral service, maintenance, construction, parking, brokerage, leasing commission, advertising, employment, operating or other contracts, arrangements or agreements affecting the Property, including any management agreements, and any agreements pursuant to which goods, services, supplies or any other items whatsoever are furnished and/or to be furnished in connection with the Property, or the repair, maintenance or operation of the Property or any portion or component thereof ("Service Contracts") not disapproved by Purchaser during the Investigation Period, and providing for assumption thereof by Purchaser, and (iv) assigning to Purchaser all of Seller's interest in the Intangible Property, if any, together with originals of all Intangible Property (if applicable) in each case without representation by Seller as to assignability or other matters (except to the extent expressly represented and warranted by Seller herein in Section 10 below);

            (c) Non-Foreign Status Affidavit. An Affidavit of Non-Foreign Status in the form of Exhibit "K" attached hereto and a California Form 590;

            (d) Other Documents. All other documents necessary to transfer or assign the Property to Purchaser as provided herein to the extent in Seller's possession or control;

            (e) Tenant Leases. Originals of all leases and copies of all tenant files, all Service Contracts assumed by Purchaser and evidence of termination of Service Contracts not assumed by Purchaser;

            (f) Building Documents. Originals of the building permits and certificates of occupancy for the improvements and all tenant-occupied space included within the improvements to the extent in Seller's possession or control;

            (g) Notices to Tenants. Notices to tenants of the occurrence of the sale of the Property in a form designated by Buyer and reasonably approved by Seller;

            (h) Keys. All keys to the Property;

            (i) Documents Required by Title Company. Any documents or agreements required by the title company to issue the title policy in the form required by this Agreement to the extent in Seller's possession or control;

            (j) Tenant Estoppel. The duly-executed Tenant Estoppel Certificates in the form attached as Exhibit "L" to the extent in Seller's possession or control;

            (k) Closing Statement. A closing statement in form and content satisfactory to Buyer and Seller (the "Closing Statement") duly executed by Seller.

            (l) Releases. A full release and reconveyance of all monetary encumbrances affecting the Property and any mechanics' liens in accordance with
Section 5(c).

         9. Closing.

            (a) Closing Date. The Closing Date shall be on a business day as agreed to by Seller and Purchaser, but in all events shall be on a date no later than the Outside Closing Date, unless this date is mutually extended in writing by Seller and Purchaser.

            (b) Time and Place. The Closing shall take place through Escrow on the Closing Date at the offices of Escrow Agent.

            (c) Payment of Purchase Price. Purchaser shall deliver to Escrow on or before the Closing Date immediately available funds in the amount of the Purchase Price and the Reimbursement Amount as defined in Section 6(c) plus any prorations, costs and expenses hereunder payable by Purchaser, and less the amount of the Deposit and any prorations, costs and expenses hereunder credited to Purchaser. The amount of the Deposit shall be paid to Seller and credited against the Purchase Price upon Closing.

            (d) Possession. Possession of the Property shall be delivered to Purchaser on the Closing Date, subject only to the rights of Tenants under the Leases and matters of record or apparent by inspection or survey of the Property.

            (e) Closing Costs. Seller shall pay at Closing the premium for a standard coverage policy of title insurance, documentary transfer fees and one-half of the escrow and recording fees. Purchaser shall pay for the ALTA Survey, the premium increase for the extended coverage policy of title insurance, the cost of the Endorsements and one-half of the escrow and recording fees. Seller and Purchaser shall each be responsible for paying their respective attorneys' fees and costs, if any.

            (f) Settlement Statement and Disbursement Ledger. Escrow Agent shall prepare and deliver to the parties on the Closing Date a correct Settlement Statement and Cash Receipts and Disbursements Ledger.

            (g) Title Policy. Title Company shall deliver the Title Policy to Purchaser within fifteen (15) business days following the Closing Date.

        10. Representation and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

            (a) Status of and Execution by Seller. Seller is now and on the Closing Date will be: (i) in good standing and validly existing as a New York corporation; (ii) duly authorized, qualified, and licensed to do all things required of it under or in connection with this Agreement. Seller is duly authorized to execute and deliver this Agreement, and all agreements, instruments, and documents herein provided to be executed by Seller will be duly executed by and binding upon Seller as of the Closing Date.

            (b) Leases. The Leases are not, to the Seller's actual knowledge, in default as of the date of this Agreement except as set forth in the books and records of the Properties, and Seller has provided to Purchaser true and accurate copies of the Leases.

            (c) Service Contracts. The Service Contracts listed on Exhibit "E-2" attached hereto constitute all of the Service Contracts entered into by Seller in connection with the Property. Seller has provided to Purchaser true and accurate copies of all Service Contracts.

            (d) Mechanics Liens. To Seller's knowledge, there are no mechanics liens outstanding with respect to the Property as a result of work performed thereon by Seller, or contractors or agents of Seller.

            (e) Documents. All documents delivered by Seller to Buyer, or made available to Buyer for review, including without limitation the Due Diligence Materials, are true and complete copies of all documents related to the Property in Seller's possession or control. All of Seller's books, files and records related to the Property were delivered to or made available to Buyer for Buyer's review.

            (f) Litigation. To Seller's actual knowledge, there are no litigation, arbitration or reference proceedings pending against Seller or the Property.

            (g) Contracts. On the Closing Date there will be no outstanding written or oral contracts made for any improvements to the Property, or for offsite improvements related to the Property, which have not been fully completed and paid for which have not been consented to by Purchaser. Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the Close of Escrow.

            (h) No Defaults Under Lease. To Seller's actual knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller under any of the leases.

            (i) No Defaults Under Service Contracts. To Seller's actual knowledge, there exists no defaults or events which, with the giving of notice or passage of time, or both, would constitute a default by Seller or any of the other parties to the Service Contracts.

            (j) Status of Seller. Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445.

            (k) No Violations. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are (or will be) duly executed by and binding upon Seller, and do not and will not violate any provision of any agreement, law, regulation or judicial order to which Seller is a party or by which it is bound.

            (l) Files. Seller has no knowledge of any material fact affecting the Property except as set forth in files made available to Purchaser during the Investigation Period (the "Files"). All files relating to the Property except for files located in Seller's offices in Stamford, Connecticut, Teaneck, New Jersey or New York, New York concerning the placement and negotiation of the loan by Seller on the Property (the foreclosure of which the Seller acquired the Property), have been made available for Purchaser's review and inspection.

            (m) Options. Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property except as disclosed in the Files.

        Seller shall not have any liability if, as of the Closing Date, the representations and warranties set forth above shall not be true, if Purchaser had knowledge of such facts prior to the expiration of the Investigation Period and proceeds to close Escrow notwithstanding such facts. Seller shall be entitled to state in writing prior to expiration of the Investigation Period exceptions to the representations, warranties, and covenants set forth above, which were inadvertently omitted or of which Seller was not aware at the time this Agreement was executed in which case Purchaser may (i) terminate this Agreement if such exceptions are not reasonably acceptable and the Deposit shall be returned to Purchaser or (ii) elect to close Escrow notwithstanding such exceptions. In either event, Seller shall have no further obligation or liability to Purchaser. All representations, warranties and covenants by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall be deemed made as of the date of this Agreement or such writing and again at the Closing, shall be deemed to be material, and unless expressly provided to the contrary shall survive the execution and delivery of this Agreement, the Deed and the Closing. Notwithstanding the immediately-preceding sentence, the representations and warranties of Seller shall only survive for a period of one (1) year after the Closing (the "Survival Period").

        11. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

            (a) Status of and Execution by Purchaser. Purchaser is now and on the Closing Date will be: (i) duly formed and validly existing as a Maryland corporation; (ii) authorized under the laws of the State of California to conduct business and to acquire the Property; and, (iii) duly authorized to do all things required of it under or in connection with this Agreement. Purchaser has duly authorized and executed this Agreement, and all agreements, instruments, and documents herein provided to be executed by Purchaser will be duly executed by and binding upon Purchaser as of the Closing Date.

            (b) No Violations. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Purchaser are (or will be) duly executed by and binding upon Purchaser, and do not and will not violate any provision of any agreement, law, regulation or judicial order to which Purchaser is a party or by which it is bound.

        The representations and warranties contained in Section 11 shall survive for one (1) year after the close of Escrow.

        12. Condition of the Property.

            (a) As-Is. Purchaser acknowledges that Seller is selling, and Purchaser shall accept, the Property in an "AS IS" condition without any representation or warranty whatsoever by Seller relating to the Property, with the exception of the express, limited representations and warranties set forth in this Agreement. Purchaser acknowledges that it is a sophisticated real estate investor who shall have had, as of the Closing Date, open access to, and sufficient time to review, all information, documents, agreements, studies and tests relating to the Property that Purchaser elects to conduct, and conduct a complete and thorough inspection, analysis and evaluation of the Property, including but not limited to environmental issues, if any, and shall conduct such tests, prior to the Closing Date, and receive and review such information as Purchaser shall require in the course of its investigation. Purchaser shall endeavor to undertake such investigation as shall be required to make Purchaser fully aware of the condition of the Property as well as all facts, circumstances and information which may affect the use and operation of the Property, and Purchaser covenants and warrants to Seller that, with the exception of Seller's representations set forth herein, Purchaser shall rely solely on Purchaser's own due diligence investigation in determining to purchase the Property.

            (b) Release. Except for (i) the breach of an express representation or warranty contained in this Agreement, (ii) the breach of any covenant to be performed after the Closing, and (iii) the breach of any statutory duty of notice or disclosure, effective as of the Closing, and only as of the Closing, each party, on behalf of itself, its officers, directors and its and their respective successors, shall, and by the execution of this Agreement, hereby does, forever release the other party, its officers, directors, agents and employees, and its and their respective successors, of and from any and all losses, liabilities, damages, claims, demands, causes of action, costs and expenses, whether known or unknown, arising out of or in any way, the condition of title to the Property and the environmental and structural condition of the Property as disclosed by the Files or due diligence performed by Purchaser. Except for (i) the breach of an express representation or warranty contained in this Agreement, (ii) the breach of any covenant to be performed after the Closing, and (iii) the breach of any statutory duty of notice or disclosure, each party shall, upon the Closing, and only as of the Closing, and, by the execution of this Agreement, hereby does, forever release the other party of and from any environmental claims and causes of action existing now or hereafter created or enacted, whether at common law or by federal, state, county, or municipal law or ordinance. Each party agrees never to commence, aid in any way, or prosecute against the other party, its officers, directors, agents and employees and its and their respective successors, any action or other proceeding based upon any losses, liabilities, damages, claims, demands, causes of action, costs and expenses, covered in this paragraph.

            (c) Waiver. Each party expressly waives any rights or benefits available to it with respect to the foregoing release under any provision of applicable law which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time the release is agreed to, which, if known to such creditor, would materially affect a settlement. Each party, by the execution of this Agreement, acknowledges that it fully understands the foregoing, and with this understanding, nonetheless elects to and does assume all risk for claims known or unknown, described in this Section 12. Without limiting the generality of the foregoing:

         THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT THE DEBTOR."

         THE UNDERSIGNED, BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

         Purchaser's Initials:_______ Seller's Initials:________

         13. Casualty or Condemnation. If prior to the Closing Date, the Property shall be destroyed or substantially damaged such that the cost to repair exceeds Five Hundred Thousand Dollars ($500,000.00), or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to a Five Hundred Thousand Dollar ($500,000.00) or more taking by eminent domain, condemnation or otherwise, Seller shall promptly notify Purchaser thereof and Purchaser, at its option, may within fifteen (15) days after receipt of such notice elect to terminate this Agreement by giving Seller written notice thereof in which event the parties hereto shall be relieved and released of and from any further duties, obligations, rights, or liabilities hereunder and the Deposit shall be returned to Purchaser. If the

Closing Date is within the aforesaid fifteen (15) day period, then the Closing shall be extended to the next business day following the end of said fifteen
(15) day period. If (i) less than the above amounts of the Property is destroyed or substantially damaged or subject to taking, or (ii) Purchaser elects to complete the transactions contemplated herein as provided above, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any portion of the Property taken by eminent domain or condemnation, shall be consummated and at the Closing Seller shall assign, transfer, and set over to Purchaser all the right, title, and interest of Seller in and to any insurance proceeds resulting from any casualty or any awards that have been or may thereafter be made for any taking or condemnation and Buyer shall receive a credit toward the Purchase Price for any cost of repair not covered by such insurance (whether by reason of insurance deductible, uninsured casualty or otherwise and whether payable before or after Closing).

        14. Default and Remedies.

            IF (i) PURCHASER IS IN DEFAULT OF THIS AGREEMENT PRIOR TO THE CLOSING, (ii) PURCHASER FAILS TO CURE SUCH DEFAULT ON OR BEFORE THE DATE WHICH IS THREE (3) DAYS AFTER NOTICE THEREOF FROM SELLER (OR, IF EARLIER, ON OR BEFORE THE OUTSIDE CLOSING DATE), AND (iii) SELLER ELECTS TO TERMINATE THIS AGREEMENT DUE TO PURCHASER'S DEFAULT, THE DEPOSIT OR $200,000.00, WHICHEVER IS GREATER, SHALL BE FORFEITED OR PAID BY PURCHASER AND RETAINED ON BEHALF OF SELLER, AND BOTH PARTIES SHALL THEREAFTER BE RELEASED FROM ALL FURTHER OBLIGATIONS UNDER THIS AGREEMENT. IF (i) SELLER IS IN DEFAULT OF THIS AGREEMENT PRIOR TO THE CLOSING, (ii) SELLER FAILS TO CURE SUCH DEFAULT ON OR BEFORE THE DATE WHICH IS THREE (3) DAYS AFTER NOTICE THEREOF FROM PURCHASER (OR, IF EARLIER, ON OR BEFORE THE OUTSIDE CLOSING DATE), AND (iii) PURCHASER ELECTS TO TERMINATE THIS AGREEMENT DUE TO SELLER'S DEFAULT, PURCHASER SHALL BE ENTITLED TO OBTAIN A RELEASE OF THE DEPOSIT, AND IN LIEU OF ALL OTHER REMEDIES AND DAMAGES, PURCHASER SHALL BE ENTITLED TO PAYMENT BY SELLER OF TWO HUNDRED THOUSAND DOLLARS ($200,000) AS LIQUIDATED DAMAGES, AND BOTH PARTIES SHALL THEREAFTER BE RELEASED FROM ALL FURTHER OBLIGATIONS HEREUNDER.

            PURCHASER AND SELLER ACKNOWLEDGE THAT PURCHASER'S AND SELLER'S DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE IN THE EVENT, RESPECTIVELY, OF PURCHASER'S OR SELLER'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND THAT THE DEPOSIT AND SUCH LIQUIDATED RECOVERY ARE A REASONABLE ESTIMATE OF SUCH DAMAGES. THE DEPOSIT AND SUCH OTHER PAYMENT SHALL, THEREFORE, BE LIQUIDATED DAMAGES TO, RESPECTIVELY, SELLER AND PURCHASER, AND RETENTION THEREOF OR RECEIPT THEREOF SHALL BE, RESPECTIVELY, SELLER'S AND PURCHASER'S SOLE AND EXCLUSIVE, EXCEPT FOR SPECIFIC PERFORMANCE AS PROVIDED ABOVE, REMEDY FOR THE OTHER PARTY'S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT IN THE EVENT THE NON-DEFAULTING PARTY ELECTS TO TERMINATE THIS

AGREEMENT. SELLER AND PURCHASER EACH EXPRESSLY WAIVE THE REMEDIES AND ADDITIONAL DAMAGES IN EXCESS OF LIQUIDATED AMOUNT. SELLER AND PURCHASER EACH FURTHER ACKNOWLEDGES BY ITS INITIALS BELOW THAT WAIVER OF ITS RIGHTS PURSUANT TO THIS
SECTION 14 IS MATERIAL CONSIDERATION FOR THE OTHER TO ENTER INTO THIS AGREEMENT.

        PURCHASER'S INITIALS:_______ SELLER'S INITIALS:________

        15. Brokerage Commissions. Each party hereby represents and warrants to the other that it has not incurred, and shall not have incurred as of the Closing Date, any liability for the payment of any brokerage fee or commission in connection with the transaction contemplated in this Agreement, except for the commission due Grubb & Ellis and CB Commercial. Seller shall be solely responsible for payment of a commission to Grubb & Ellis and CB Commercial which total commission for both shall not exceed One Hundred Seventy-Two Thousand One Hundred Twenty-Five Dollars ($172,125.00). Each party hereby agrees to defend, indemnify and hold harmless the other from and against any and all claims of any other person claiming a brokerage fee or commission through such party.

        16. Miscellaneous.

            (a) No Exchange. Seller shall not participate in, or accommodate Purchaser in connection with, a Section 1031 exchange.

            (b) Entire Agreement. This Agreement supersedes all prior discussions, agreements and understandings between Seller and Purchaser and constitutes the entire agreement between Seller and Purchaser with respect to the transaction herein contemplated. This Agreement may be amended or modified only by a written instrument executed by Seller and Purchaser.

            (c) Waiver. Each party hereto may waive any breach by the other party of any of the provisions contained in this Agreement or any default by such other party in the observance or performance of any covenant or condition required to be observed or performed by it contained herein; provided, however, that such waiver or waivers shall be in writing, shall not be construed as a continuing waiver, and shall not extend to or be taken in any manner whatsoever to affect any subsequent breach, act or omission or default or affect each party's rights resulting therefrom. No waiver will be implied from any delay or failure by either party to take action on account of any default by the other party. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

            (d) Further Assurances. Each party hereto shall do such further acts and execute and deliver such further agreements and assurances as the other party may reasonably require to give full effect and meaning to this Agreement.

            (e) Notices. All notices and demands, given or required to be given by any party hereto to any other party ("Notices") shall be in writing and shall be deemed to have been properly given if and when delivered in person, sent by telegram (with verification of receipt), by telecopy with electronic confirmation of receipt thereof and with concurrent mailing by U.S. Postal Service delivery, or three (3) business days after having been deposited in any post office, branch post office, or mail depository maintained by the U S. Postal Service and sent by registered or certified mail, postage prepaid, addressed as follows (or sent to such other address as any party shall specify to the other party pursuant to the provisions of this Section):

        TO SELLER:

        The Mutual Life Insurance Company of New York
        19712 MacArthur Boulevard, Suite 200
        Irvine, California 92715
        Attention: Stuart J. Simon
        Telephone (714) 622-8880
        Facsimile (714) 622-8888

        TO PURCHASER:

        Pacific Gulf Properties Inc.
        363 San Miguel Drive, Suite 100
        Newport Beach, California 92660-7805
        Attention: Lonnie Nadal
        Telephone (714) 721-2700
        Facsimile (714) 721-2713

        And copy to:

        Cox, Castle & Nicholson, LLP
        2049 Century Park East
        28th Floor
        Los Angeles, California 90067-3284
        Attention: John Kuhl, Esq.
        Telephone (310) 284-2267
        Facsimile (310) 277-7889

        TO ESCROW:

        Betty Hollenbeck
        First American Title Company
        200 E. Sandpointe, #600
        Santa Ana, California 92707
        Telephone (714) 557 4444
        Facsimile (714) 444-5767

            (f) Successors and Assigns; Survival. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns, provided, however, that Purchaser may not assign this Agreement without the written consent of Seller.

            (g) Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the venue shall be in Orange County.

            (h) No Third Parties Benefitted. The parties do not intend to confer any benefit on any person, firm, or corporation other than the parties to this Agreement, except as and to the extent otherwise expressly provided herein.

            (i) Attorneys' Fees. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

            (j) Construction. The section titles or captions in this Agreement are for convenience only and shall not be deemed to be part of this Agreement. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same shall be deemed to mean the plural, as the context indicates, and vice versa. This Agreement shall not be construed as if it had been prepared only by Purchaser or Seller but rather as if both Purchaser and Seller had prepared the same. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

            (k) Time of Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

            (l) Confidentiality and Indemnification. Purchaser covenants and agrees that: (i) all information provided to it by Seller in connection with the Property or resulting from Purchaser's inspections of the Property and review of relevant materials will be held in strict confidence by it, its agents and employees prior to Closing, except to such attorneys, accountants, investment advisors, lenders, underwriters and others (A) as are reasonably required to evaluate and consummate that transaction, (B) in connection with Purchaser's enforcement of its rights hereunder; (C) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement; or (D) to existing or potential officers, directors, investors or stockholders in Purchaser; (ii) Purchaser will return all such information to Seller in the event the transaction contemplated by this Agreement is not consummated, and
(iii) Purchaser will conduct Purchaser's own due diligence inquiry with respect to the Property. Purchaser further agrees to indemnify and hold Seller harmless from and against any and all claims or damages, including reasonable attorneys' fees, resulting from Purchaser's breach of the covenant contained in this paragraph and/or from its or its agents' entrance onto the Property to the extent provided in 5(d). The indemnification contained herein shall, without limitation, survive the termination of this Agreement.

            (m) Consents and Approvals. Both Seller and Purchaser represent and warrant to the other that each have obtained all requisite consents and approvals, whether required by internal operating procedures or otherwise, for entering into this Agreement and closing the transaction contemplated hereby; provided, however Buyer's Executive Committee approval will be obtained during the Investigation Period.

            (n) No Other Agreements. After the Effective Date and until the earlier of the termination of this Agreement or the expiration of the Investigation Period, Seller shall not enter into any written agreement with any other person or entity for the sale of the Property; provided, however, that Seller may accept back-up offers with respect to purchase of the Property.

            (o) Exhibits. All of the Exhibits referenced in this Agreement are incorporated herein by reference.

            (p) Not an Offer. This Agreement does not constitute an offer for either party to the other. Until fully executed this Agreement shall not bind either party hereto nor shall it impose any obligations thereon.

            (q) Real Estate Investment Trust. Purchaser hereby advises Seller that Purchaser is qualified as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as amended, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Purchaser. Accordingly, Seller agrees to make any modifications or amendments to this Agreement requested by Purchaser prior to the expiration of the Investigation Period that may be necessary for Purchaser to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that Seller shall have no obligation to enter into any such modification or amendment that would materially adversely affect, in Seller's.sole judgment, Seller's rights, duties, or obligations under this Agreement. If Seller declines to modify or amend this Agreement for any reason, Purchaser shall have the right to terminate this Agreement by written notice delivered to Seller prior to the expiration of the Inspection Period. In the event Purchaser exercises such termination right, neither party shall have any further rights or obligations hereunder (except with respect to provisions of this Agreement which recite that they survive termination), the Deposit shall be returned to Purchaser and all other funds and documents deposited in escrow shall be returned to the party depositing the same.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PURCHASER:

PACIFIC GULF PROPERTIES INC.,
a Maryland corporation

By:_____________________________

Its:____________________________

By:_____________________________

Its:____________________________


SELLER:

THE MUTUAL LIFE INSURANCE
COMPANY OF NEW YORK,
a New York corporation

By:_____________________________
   Kenneth M. Levine,
   Executive Vice President